Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated effective as of February 18, 2011 (this “Agreement”), is between TransAtlantic Petroleum Ltd., a Bermuda exempted company with limited liability (the “Company”), and Direct Petroleum Exploration, Inc., a Colorado corporation (“Direct Petroleum”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Company, Direct Petroleum and TransAtlantic Worldwide, Ltd., a Bahamian company and a wholly-owned subsidiary of the Company (“TransAtlantic Worldwide”), are consummating the transactions contemplated by that certain Purchase Agreement, dated as of January 28, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which, among other things, TransAtlantic Worldwide will purchase all of the outstanding capital stock of each of Direct Petroleum Morocco, Inc., a Colorado corporation, and Anschutz Morocco Corporation, a Colorado corporation, and all of the limited liability company shares of Direct Petroleum Bulgaria EEOD, Bulgarian limited liability company.

WHEREAS, Direct Petroleum or any subsequent Permitted Transferee (as defined herein) (each, a “Holder” and, collectively, the “Holders”) is the record and beneficial owner, in the aggregate, of the number of outstanding shares of the Company’s common shares, par value $0.01 per share (the “Common Shares”) set forth opposite such Holder’s name on Schedule I hereto (as updated or otherwise modified from time to time).

WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement that the Company shall have executed and delivered this Agreement.

WHEREAS, in order to fulfill such condition, the Company wishes to execute and deliver this Agreement and grant to the Holders the registration rights set forth herein with respect to the shares of Registrable Securities (as defined herein) from time to time held by the Holders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, that in no event shall any Holder be deemed an Affiliate of the Company.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“Person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

“Permitted Transferee” means any Person to whom Registrable Securities may be transferred in accordance with the requirements set forth in Section 7.

“Public Offering” means the sale of the Company’s Common Shares for cash to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any successor form) filed under the Securities Act.

“Registrable Securities” means, at any time, all shares of Company Common Shares now or hereafter held by the Holders and any shares of Company Common Shares issuable with respect to the foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities upon the earliest to occur of (i) when a registration statement with respect to the sale of such shares shall have been declared effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, (ii) when such shares shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act, (iii) six months after the date of issuance by the Company, provided that the Company is in compliance with Rule 144(c)(1) at such time or (iv) twelve months after the date of issuance by the Company.

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

Section 2. Piggyback Registration.

(a) At any time after the receipt by the Holders of the Company’s Common Shares issued to the Holders pursuant to the Purchase Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to a Public Offering, whether such offering is for its own account or for the account of other security holders or both (other than a registration statement (i) on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto; (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates; or (iii) on any other form not available for registering the Registrable Securities for sale to the public), the Company shall promptly provide each Holder with written notice (which notice shall be given not less than fifteen (15) days prior to the expected filing date of such registration statement) of such registration (a “Piggyback Registration”), which notice shall offer such Holder the opportunity to register such amount of Registrable Securities as it shall request. Each Holder of Registrable Securities shall have ten (10) days from the date of receipt of the Company’s notice to deliver to the Company a written request for inclusion of such Holder’s Registrable Securities, specifying the number of such Registrable Securities to be included in the registration. Any Holder shall have the right to withdraw such Holder’s request for inclusion by sending a written withdrawal notice to the Company. The Company shall use commercially reasonable efforts to include in such registration all the Registrable Securities requested to be included by any Holder in accordance with this Section 2(a).

(b) If the Company intends for the Company Common Shares being registered pursuant to any Piggyback Registration to be distributed pursuant to an underwriting (an “Underwritten Piggyback Registration”), the notice provided by the Company to each Holder pursuant to Section 2 shall state that such registration will be underwritten. In connection with an Underwritten Piggyback Registration, the Board of Directors of the Company shall select the institution or institutions that shall manage or lead such offering (the “Underwriter”).

(c) Notwithstanding anything to the contrary in Section 2, the right of any Holder to participate in an Underwritten Piggyback Registration shall be conditioned upon such Holder agreeing to (i) sell all of its Registrable Securities included in such registration on the basis provided in any underwriting arrangements approved by the Company and (ii) complete and execute all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

(d) If in connection with any Underwritten Piggyback Registration the Underwriter advises the Company in good faith that in its opinion the number of securities requested to be included in such registration exceeds the number that can reasonably be sold in such offering, then the Company shall include in such registration: (i) first, all of the securities that the Company proposes to sell (the “Company Shares”); (ii) second, all of the securities requested to be included therein by any Persons exercising demand registration rights granted by the Company (the “Demand Shares”); and (iii) third, the Pro Rata Amount (as defined below) of Registrable Securities requested by the Holders to be included therein. With respect to any Holder, the “Pro Rata Amount” of Registrable Securities shall be equal to the product of (x) the maximum number of Registrable Securities that the Underwriter estimates can be underwritten in connection with such registration less the Company Shares and Demand Shares and (y) a fraction, the numerator of which shall equal the number of Registrable Securities that such Holder requested be included in such registration, and the denominator of which shall equal the total number of Registrable Securities that were requested to be included in such registration by all Holders. If the number of Registrable Securities that any Holder requested be included in an Underwritten Piggyback Registration is to be reduced as a result of and in accordance with this Section 2(d), the Company shall promptly notify such Holder of any such reduction and the number of Registrable Securities of such Holder that will be included in such registration.

(e) If in connection with any Underwritten Piggyback Registration any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw from such underwriting by delivering written notice to the Company and the Underwriter at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities withdrawn from such underwriting shall also be withdrawn from such registration.

(f) Nothing in this Section 2 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 2 or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

(g) The Company shall be entitled to suspend the rights of selling Holders to make sales pursuant to a registration statement otherwise required to be kept effective hereunder if the Company determines in good faith that there exists a material proposed event (including any proposed acquisition or disposition) that would be required to be disclosed in such registration statement and the disclosure of which would either have a material adverse effect on such proposed transaction or the Company.

(h) Upon receipt of written notice from the Company that a registration statement or prospectus contains a misstatement, each Holder of Registrable Securities shall forthwith discontinue the disposition of Registrable Securities until the Holder has received copies of the supplemented or amended prospectus that corrects such misstatement, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 3. Registration Procedures.

(a) In the case of each registration by the Company pursuant to this Agreement, the Company shall use its commercially reasonable efforts to:

(i) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or until the distribution contemplated in the registration statement has been completed;

(ii) Prepare and file with the Commission such amendments, supplements and post-effective amendments to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

(iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) Use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a)(iv); (B) subject itself to taxation but for this Section 3(a)(iv); or (C) consent to general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this Section 3(a)(iv);

(v) Use its commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be required by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

(vi) Immediately notify the managing Underwriter, if any, and each Holder under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances (and upon receipt of any such notice, each selling Holder agrees to suspend sales of Registrable Securities covered by such prospectus until such time as the Company notifies each Holder that the prospectus (as supplemented or amended) no longer includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing), and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances;

(vii) Use its commercially reasonable efforts to cause all such Registrable Securities covered by the registration statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed, and enter into such customary agreements, including a listing application; provided, that the applicable listing requirements are satisfied;

(viii) Make available for inspection during normal business hours by any Holder of Registrable Securities covered by such registration statement, any Underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or Underwriter (collectively, the

“Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, “Records”), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, the Company shall have no obligation to disclose any Records to the Inspectors in the event the Company determines that such disclosure is reasonably likely to have an adverse effect on the Company’s ability to assert the existence of an attorney-client privilege with respect thereto;

(ix) If the offering is underwritten, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority (by number of shares) of the Holders of Registrable Securities being sold in connection therewith (including those reasonably requested by the managing Underwriters) in order to expedite or facilitate the disposition of such Registrable Securities; and

(x) Comply, and continue to comply during the period that such registration statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all Registrable Securities covered by such registration statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(b) In connection with any registration statement in which Holders are participating, each seller of Registrable Securities shall furnish to the Company in writing such information and affidavits with respect to itself and its proposed distribution of Registrable Securities as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

Section 4. Registration Expenses.

(a) Subject to Section 4(b), all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with federal and applicable state securities laws, printing expenses, escrow fees, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, Underwriters (excluding discounts and commissions) and other Persons, retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company.

(b) If the Holders choose to be represented by separate counsel in connection with the registration of the Registrable Securities, then the Holders will bear the cost of such separate legal counsel. Any underwriting discounts or commissions incurred in connection with, and attributable to, the sale of Registrable Securities shall be borne by the Holders of such Registrable Securities.

Section 5. Indemnification.

(a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company agrees to indemnify and hold harmless (i) each seller of Registrable Securities and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such seller of Registrable Securities (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any seller of Registrable Securities or any controlling person, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any such party) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act (or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; provided, that the Company shall not be liable in any such case insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any seller of Registrable Securities that is furnished in writing to the Company by such seller or any controlling person of such seller specifically for use in such registration statement or prospectus; provided, further, that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, judgment, action or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, each seller of Registrable Securities that are included in the securities as to which such registration is being effected thereunder agrees, severally and not jointly, to indemnify and hold harmless the Company, and its respective directors, officers, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such Person, each Underwriter and each Person, if any, who controls any Underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each other seller of Registrable Securities and each Person who controls any such other seller of Registrable Securities, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any such party) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act (or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that such seller of Registrable Securities will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability, judgment, action or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller furnished in writing to the Company by such seller or any controlling person of such seller specifically for use in such registration statement or prospectus; provided, further, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, judgment, action or expense if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld); provided, further, that in no event shall any indemnity under this Section 5(b) exceed the net proceeds from the offering received by such Holder of Registrable Securities.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to promptly notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded in writing that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party; provided, that such fees and expenses shall be at the expense of the indemnifying party if (i) the indemnifying party shall have failed to retain counsel for the indemnified party in accordance with this Section 5(c) or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the written consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity was sought hereunder by such indemnified party unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party. The indemnification procedures of Underwriters provided for in this Section 5 shall be on such other terms and conditions as are at the time customary and reasonably required by such Underwriter as provided in Section 2(c).

(d) If the indemnification provided for in Section 5(a) and Section 5(b) above is unavailable or insufficient to hold harmless an indemnified party under such sections in respect of any losses, claims, damages, liabilities, judgments, actions or expenses in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments, actions or expenses as well as any other relevant equitable considerations, including, without limitation, the failure to give any notice under Section 5(c) above. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder of Registrable Securities hereunder exceed the net proceeds from the offering received by the Holder of Registrable Securities. The Company and each of the Holders of Registrable Securities agrees that it would not be just and equitable if contributions pursuant to this Section 5(d) were determined by pro rata allocation (even if all of the sellers of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses in respect thereof, referred to in this Section 5(d), shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. The obligations of the Company and the Holders of Registrable Securities pursuant to this Section 5 shall survive completion of any offering of Registrable Securities and survive for a period of five (5) years thereafter.

Section 6. Rule 144. The Company agrees with the Holders that it shall file any and all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder. Upon the written request of any Holder, the Company shall promptly furnish to such Holder a written statement by the Company as to its compliance with the reporting requirements set forth in this Section 6.

Section 7. Transfers of Registration Rights. The rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to (i) any Affiliate of a Holder, (ii) any subsidiary, parent, general partner, limited partner, stockholder or member of a Holder, (iii) any family member or trust for the benefit of any Holder, or (iv) any Person for which the Company has provided its prior written consent. Notwithstanding the foregoing, such rights may only be transferred or assigned; provided, that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. The Company agrees with the Holders to use commercially reasonable efforts to update Schedule I to reflect the transfer of Registrable Securities in accordance with this Section 7.

Section 8. Duration of Agreement. All provisions of this Agreement shall survive so long as any Holder owns any Registrable Securities.

Section 9. Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any). Except as set forth in Section 7 above, no party may assign this Agreement or any rights, interests or obligations hereunder (in whole or in part, by operation of law or otherwise) to any Person without the prior written consent of the other party, and any attempt to make such assignment without such consent shall be null and void ab initio.

Section 12. Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. None of the provisions of this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions thereof may not be given, unless the Company has obtained the written consent of Holders holding a majority of the Registrable Securities; provided, that a waiver or consent to departure from the provisions of this Agreement that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a registration statement and that does not directly or indirectly adversely affect the rights of any other Holders may be given by the Holders of a majority of the Registrable Securities being sold. Notwithstanding the foregoing, no Holder’s rights under Section 5 may be adversely affected without the consent of such Holder.

Section 13. Notices. All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service, transmitted by facsimile (subject to electronic confirmation of such facsimile transmission) or electronic mail (subject to electronic confirmation of receipt of such mail), or mailed by registered or certified mail, postage prepaid, as follows:

If to the Company, to it at:	TransAtlantic Petroleum Ltd.
5910 N. Central Expressway, Suite 1755
Dallas, TX 75206
Attention: Jeffrey S. Mecom
Facsimile: (214) 265-4711

with a copy to:	Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219
Attention: Garrett A. DeVries
Facsimile: (214) 200-0428

If to Direct Petroleum, to it at:	Direct Petroleum Exploration, Inc.
1401 17th Street, Suite 510
Denver, CO 80202
Attention: David Nelson

with a copy to:	Kendall, Koenig & Oelner PC
999 18th Street, Suite 1825
Denver, CO 80202
Attention: Jonathon J. Taylor
Facsimile: (303) 672-0101

If to any Holder, to such Holder at its address set forth on Schedule I hereto, as the case may be; or such other address or addresses or facsimile number or numbers as any party hereto shall have designated by notice in writing to the other parties hereto. Such notices, requests, instructions and other documents shall be deemed given or delivered (i) five (5)

business days following sending by registered or certified mail, postage prepaid, (ii) one (1) business day following sending by national overnight courier service, (iii) the day of sending, if sent by facsimile or electronic mail prior to 5:00 p.m. (Dallas, Texas time) on any business day or the next succeeding business day if sent by facsimile or electronic mail after 5:00 p.m. (Dallas, Texas time) on any business day or on any day other than a business day, or (iv) when delivered, if delivered by hand.

Section 14. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by fax or email (in .pdf or .tif format) transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement. No party to this Agreement will raise the use of a fax or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

Section 15. Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed and the Company shall make appropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting parent thereof) shall agree, as a condition to the consummation of any such transaction, to expressly assume the Company’s obligations hereunder.

Section 16. Specific Performance. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and performed in such state (regardless of the laws that might be applicable under principles of conflicts of law).

Section 18. Interpretation. As used herein, the words “hereof”, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the word “Section” refers to a Section of this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date and year first above written.

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Matthew W. McCann
Matthew W. McCann, Chief Executive Officer

DIRECT PETROLEUM EXPLORATION, INC.

By:	/s/ David R. Nelson
Name:	David R. Nelson
Title:	President

Signature Page to

Registration Rights Agreement

SCHEDULE I

HOLDERS

Name of Holder	Notice Address	TransAtlantic Petroleum Ltd. Shares Owned

Direct Petroleum Exploration, Inc.	1401 17th Street, Suite 510 Denver, CO 80202	8,924,478

Schedule I